EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-79391 of HopFed Bancorp, Inc. on Form S-8, of our report dated February 7, 2001, appearing in the Annual Report to Shareholders of HopFed Bancorp, Inc. for the year ended December 31, 2000 incorporated by reference in this Form 10-K.

Nashville, Tennessee                             /s/Rayburn, Betts & Bates, P.C.
Date:  April 9, 2001